INVESTOR CONTACTS:

Todd Fromer / Garth Russell

KCSA Worldwide

(212) 896-1215 / (212) 896-1250

tfromer@kcsa.com / grussell@kcsa.com

4Kids Entertainment Reports Third Quarter 2007 Results

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NEW YORK, November 9, 2007 – 4Kids Entertainment, Inc. (NYSE: KDE), a global provider of children’s entertainment and merchandise licensing, today announced financial results for the third quarter of 2007 and for the nine months ended September 30, 2007.

Net revenues in the third quarter of 2007 totaled $12.2 million from continuing operations as compared to $17.6 million for the same period in 2006. The Company’s net loss for the quarter ended September 30, 2007 was $(4.2) million, or $(0.31) per diluted share (consisting of a loss from continuing operations of $(4.2) million, or $(0.31) per diluted share) as compared to a net loss of approximately $(265,000), or $(0.02) per diluted share, in the same period in 2006 (consisting of a loss from continuing operations for the third quarter of 2006 of $(231,000), or $(0.02) per diluted share and a loss from discontinued operations of $(34,000), or $(0.00) per diluted share). The diluted weighted average common shares outstanding for the quarter ended September 30, 2007 was 13,211,222 shares compared with 13,100,477 shares for the same period in 2006. The Company has reported the results of Summit Media, its media buying subsidiary, as a discontinued operation since its operation ceased in June 2006.

For the nine months ended September 30, 2007, net revenues totaled $39.1 million from continuing operations compared to $53.5 million for the same period in 2006. The Company’s net loss for the nine months ended September 30, 2007 was $(6.6) million, or $(0.50) per diluted share (consisting of loss from continuing operations of $(6.6) million, or $(0.50) per diluted share), as compared to net income for the nine months ended September 30, 2006 of $1.3 million, or $0.10 per diluted share (consisting of income from continuing operations of $775,000, or $0.06 per diluted share, and income from discontinued operations of $542,000, or $0.04 per diluted share). The diluted weighted average common shares outstanding for the nine months ended September 30, 2007 were 13,196,621 shares compared with 13,373,422 shares for the same period in 2006.

Al Kahn, Chairman and CEO of 4Kids Entertainment, stated, “While we are disappointed by the financial results so far this year, we believe that we have taken important steps to strengthen our business for 2008 and beyond. On October 24, 2007, we released the highly anticipated Chaotic Trading Card Game to comic and hobby stores nationwide and launched the public beta version of the Chaotic website, www.chaoticgame.com. We expect sales of the Chaotic Trading Card Game to the comic and hobby channel to contribute to revenues in the fourth quarter. Beginning in the first quarter of 2008, the Chaotic Trading Card Game will be distributed to the mass market. Chaotic represents a potentially dramatic shift in our business model as we will be able to add the gross revenues and profits from the distribution and sale of trading cards to the revenues from our share of the royalties that we receive in our traditional licensing business.”

“In addition, on October 3, 2007, we announced a new five-year broadcast deal with The CW Network, under which we will provide children's programming on Saturday mornings from 7 a.m. until 12 p.m. beginning in the 2008-09 broadcast season. We believe this deal will drive greater exposure for our hit properties and provide us with the opportunity to build ratings and increase advertising revenues over the long-term. Our strong balance sheet enables us to be pursue opportunities that we expect will increase shareholder value,” concluded Kahn.

About 4Kids Entertainment

Headquartered in New York City with an international office in London, 4Kids Entertainment, Inc. (NYSE: KDE), is a global provider of children's entertainment and merchandise licensing. 4Kids, through its wholly owned subsidiaries, provides domestic and international merchandise licensing; product development; television, film, music and home video production and distribution; and Web site development. For further information, please visit the Company's Web sites at www.4KidsEntertainment.com and www.4Kids.TV.

The information contained in this press release, other than historical information, consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors beyond the Company's control, including general economic conditions, consumer spending levels, competition from toy companies, motion picture studios and other licensing companies, the uncertainty of public response to the Company's properties and other factors could cause actual results to differ materially from the Company's expectations.

(Tables follow)

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2007 and DECEMBER 31, 2006

(In thousands of dollars, except share data)

Assets	2007		2006
Current assets:	(Unaudited	)
Cash and cash equivalents	$28,420		$18,066
Investments	64,855		92,910
Total cash, cash equivalents and investments	93,275		110,976

Accounts receivable - net	17,704		27,944
Prepaid income taxes	5,820		5,924
Prepaid expenses and other current assets	4,654		3,916
Current assets from discontinued operations	372		326
Deferred income taxes	787		707
Total current assets	122,612		149,793

Property and equipment - net	2,745		2,126
Long term investments	10,000		—
Accounts receivable - noncurrent, net	255		138
Investment in unconsolidated affiliate	2,798		2,702
Film and television costs - net	15,719		14,827
Non-current assets from discontinued operations	926		1,333
Deferred income taxes - noncurrent	6,943		1,733
Other assets – net	10,515		8,743
Total assets	$172,513		$181,395

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Due to licensors	$9,090		$6,536
Accounts payable and accrued expenses	10,867		14,317
Current liabilities from discontinued operations	—		20
Deferred revenue	3,002		5,014
Total current liabilities	22,959		25,887

Deferred rent	654		771

Total liabilities	23,613		26,658

Commitments and contingencies
Stockholders’ equity
Preferred stock, $.01 par value - authorized, 3,000,000 shares; none issued	—		—
Common stock, $.01 par value - authorized, 40,000,000 shares; issued, 14,969,737 and 14,933,218 shares; outstanding 13,211,532 and 13,183,218 shares in 2007 and 2006, respectively	149		149
Additional paid-in capital	63,456		62,859
Accumulated other comprehensive income	1,598		1,329
Retained earnings	117,081		123,649
	182,284		187,986
Less cost of 1,758,205 and 1,750,000 treasury shares in 2007 and 2006, respectively	33,384		33,249
	148,900		154,737
Total liabilities and stockholders’ equity	$172,513		$181,395

4KIDS ENTERTAINMENT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(In thousands of dollars, except share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net revenues	$12,183	$17,562	$39,123	$53,487

Costs and expenses:
Selling, general and administrative	10,487	9,278	29,626	27,840
Production service costs	1,482	3,225	5,050	9,256
Amortization of television and film costs	1,546	1,759	4,677	4,776
Amortization of 4Kids TV broadcast fee	5,482	5,490	13,726	15,172
Total costs and expenses	18,997	19,752	53,079	57,044

Loss from operations	(6,814)	(2,190)	(13,956)	(3,557)

Interest income	1,254	1,114	3,821	3,010

Loss before income taxes	(5,560)	(1,076)	(10,135)	(547)

Benefit from income taxes	(2,471)	(845)	(4,746)	(1,322)

Loss from unconsolidated operations –
net of a tax benefit	(1,061)	—	(1,179)	—

(Loss) income from continuing operations	(4,150)	(231)	(6,568)	775

(Loss) income from discontinued operations	—	(34)	—	542

Net (loss) income	$(4,150)	$(265)	$(6,568)	$1,317

Per share amounts:
Basic (loss) earnings per common share
Continuing operations	$(0.31)	$(0.02)	$(0.50)	$0.06
Discontinued operations	—	—	—	0.04
Basic (loss) earnings per common share	$(0.31)	$(0.02)	$(0.50)	$0.10

Diluted (loss) earnings per common share
Continuing operations	$(0.31)	$(0.02)	$(0.50)	$0.06
Discontinued operations	—	—	—	0.04
Diluted (loss) earnings per common share	$(0.31)	$(0.02)	$(0.50)	$0.10

Weighted average common shares
outstanding - basic	13,211,222	13,100,477	13,196,621	13,089,511

Weighted average common shares
outstanding - diluted	13,211,222	13,100,477	13,196,621	13,373,422